Exhibit 10.10

FIRST
MODIFICATION OF MORTGAGE NOTE, ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT, AND LOAN AGREEMENT

        THIS FIRST MODIFICATION OF MORTGAGE NOTE, MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, AND LOAN AGREEMENT (“Modification”), dated as of the 1st day of April, 2002, by and among KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office and place of business at 88 East Broad Street, Columbus, Ohio 43215 (“Lender”), GALYAN’S TRADING COMPANY, INC., an Indiana corporation, having an office and place of business at 2437 East Main Street, Plainfield, Indiana 46168 (“Borrower”).

WITNESSETH:

        WHEREAS, Lender and Borrower are parties to a certain Building Loan Agreement dated October 29, 1999, filed in Filed Documents Book 00071, Page 4072, on November 22, 1999, Erie County Clerks Office, New York (“Loan Agreement”) pursuant to which Lender agreed to loan to Borrower an amount not to exceed Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00) (“Loan”);

        WHEREAS, the Loan is evidenced by a certain Mortgage Note dated October 29, 1999, by Borrower to Lender (“Note”);

        WHEREAS, the Note is secured by a certain Mortgage, Assignment of Rents and Security Agreement (“Mortgage”) dated October 29, 1999, and recorded in Deed Libor Book 10960, Page 0779, Clerks Office, Erie County, New York, from Borrower to Lender (the Loan Agreement, Note, and Mortgage, together with all other instruments, affidavits, agreements, security agreements, financing statements and documents executed and delivered in connection therewith, are hereinafter sometimes referred to collectively as “Loan Documents”);

        WHEREAS, the Note matured on April 1, 2002; and

        WHEREAS, Borrower now desires Lender to extend the term of the Loan;

        NOW, THEREFORE, in consideration of the foregoing promises and the covenants contained herein, the parties hereto agree as follows:

1. Liability of Borrower. Borrower hereby ratifies and reconfirms Borrower’s obligations and all liability to Lender under the terms and conditions of the Loan Documents, and acknowledges that Borrower has no defenses to or rights of setoff against Borrower’s obligations and all liability to Lender thereunder. Borrower hereby further acknowledges that Lender has performed all of Lender’s obligations under the Loan Documents. Borrower hereby further acknowledges and agrees that the current principal amount outstanding under the Note as of the date hereof is Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00).

2. Extension of Term. The Loan Documents are hereby modified to provide that all principal and other sums payable to Lender thereunder shall be due and payable on July 1, 2002. During the extension period, interest shall be due and payable monthly at the rate and upon the terms provided for in the Note. Borrower shall pay all costs and expenses incurred by Lender in connection with this Modification, including, without limitation, all title insurance costs, recording fees and attorney’s fees.

3. Ratification of Loan Documents. The Loan Documents are in all respects ratified and confirmed by the parties hereto, including the warrants of attorney authorizing any attorney at law to appear in any court and to confess a judgment against Borrower and incorporated by reference herein, and the Loan Documents and this Modification shall be read, taken and construed as one and the same instrument. Borrower further acknowledges and agrees that all security agreements, financing statements, documents, instruments, certificates, affidavits and other security documents taken as collateral for the Note are intended to and shall continue to secure the Loan and shall remain in full force and effect.

4. Continuation of Mortgage Lien and Security Interests. This Modification does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Note, nor does it in any manner affect or impair the Mortgage or any security agreement executed in connection with the Note or applicable to the Note. Borrower agrees the Mortgage and all other security interests granted by Borrower to Lender continue to be a valid and existing liens on the property described in the Mortgage and the Loan Documents.

5. Jury Waiver. BORROWER AND GUARANTORS HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER, BORROWER AND GUARANTORS, OR ANY ONE OR MORE OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER, GUARANTORS AND LENDER IN CONNECTION WITH THE LOAN DOCUMENTS, THIS MODIFICATION, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS MODIFICATION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER’S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE LOAN DOCUMENTS, THIS MODIFICATION, THE NOTE, THE GUARANTY OR ANY OTHER DOCUMENT OR AGREEMENT RELATED HERETO.

6. No Course of Dealing Waiver. Borrower expressly acknowledges and agrees that the execution of this Modification shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Lender in any of the Loan Documents, or as provided by law, except to the extent expressly provided herein. No previous modification, extension, or compromise entered into with respect to any indebtedness of Borrower to Lender shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise. No delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Lender’s rights, powers or remedies.

7. Governing Law. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of New York.

        IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed by their duly authorized representatives as of the day and year first above written.

BORROWER:

GALYAN'S TRADING COMPANY, INC., an Indiana corporation

By: /S/ C. David Zoba C. David Zoba

Its: Executive Vice President

LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By: /S/ Cheryl A. Bullock Cheryl A. Bullock

Its: Closing Officer